Exhibit 10.2

AMENDED AND RESTATED RETENTION AND TRANSITION AGREEMENT

THIS AMENDED AND RESTATED RETENTION AND TRANSITION AGREEMENT (this “Agreement”) is made as of August 4, 2025 (the “Effective Date”), by and between Addus HealthCare, Inc., an Illinois corporation (the “Company”) and W. Bradley Bickham (“Executive”). Each party hereto is individually referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, Executive is currently employed by the Company as President and Chief Operating Officer.

WHEREAS, Executive desires to remain employed by the Company in the capacity set forth below until March 10, 2026 (the “Retirement Date”), and to retire on the Retirement Date.

WHEREAS, the Company and the Executive have each agreed to execute this Agreement to provide for the rights and obligations set forth herein.

WHEREAS, capitalized terms not defined herein shall have the meaning set forth in that Second Amended and Restated Employment and Non-Competition Agreement between the Company and Executive dated November 5, 2018 (the “Employment Agreement”).

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           Employment Duties.The Company will employ Executive as Advisor to the Chief Executive Officer, a senior executive position that reports directly to the Chief Executive Officer of the Company. The Executive’s principal duties and responsibilities shall be to act as an advisor to the Chief Executive Officer of the Company and the performance of such other duties and responsibilities as may be reasonably assigned to him by the Chief Executive Officer of the Company. The parties acknowledge and agree that this Section 1 shall supersede and amend the title and duties set forth in the Employment Agreement.

2.           Agreement to Retire. Executive irrevocably agrees to retire and terminate his employment as contemplated by Section 7(b) of the Employment Agreement on the Retirement Date, and not to terminate his employment in any other manner.

3.           Agreement to Employ, Continue to Pay Base Salary, Benefits and Bonus. The Company agrees to continue to employ and pay Executive his current Base Salary and Benefits through the Retirement Date in accordance with the Company’s current payroll and benefits practices and to pay Executive 100% of his Bonus earned for the year ending December 31, 2025 without any pro ration consistent with past practices and in accordance with the bonus levels previously approved by the Company for the Executive as set forth in the Company’s Proxy Statement dated May 5, 2025.

4.           Agreement to Accelerate Vesting.

(a)          Subject to the conditions set forth in Section 4(b) of this Agreement, immediately prior to the Retirement Date, or immediately prior to the termination of the Executive’s employment by the Company without Cause if earlier, the Company shall cause the then unvested shares under those certain Restricted Stock Agreements between Executive and Addus HomeCare Corporation dated February 24, 2023 (if any), February 21, 2024 and February 23, 2025 and one-third of the shares to be awarded to Executive under the Performance-Based Equity Compensation described in the Company’s Proxy Statement dated May 5, 2025, if any, earned for the year ending December 31, 2025, to vest in full.

(b)         The Company’s obligations set forth above shall be conditioned in all respects upon: (i) the Company not having terminated the employment of Executive for Reasonable Cause; (ii) the Executive not terminating his employment prior to the Retirement Date; and (iii) the Executive not materially breaching his obligations under this Agreement.

3.           Miscellaneous. The terms and provisions of Sections 11-20 of the Employment Agreement are hereby incorporated herein by reference and apply, mutatis mutandis, to this Agreement. This Agreement contains the entire understanding of the Parties with respect to the matters set forth herein. This Agreement supersedes and is in lieu of any and all other agreements between the Executive and the Company or its predecessor or any subsidiary, and any and all such employment agreements or arrangements are hereby terminated and deemed of no further force or effect.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EXECUTIVE:

/s/ W. Bradley Bickham
W. Bradley Bickham

COMPANY:

By:	/s/ R. Dirk Allison
Name:	R. Dirk Allison
Title:	Chairman and Chief Executive Officer

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